UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2017

GAIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West Boulder Road, Louisville, CO 80027-2452
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 4, 2017, Gaia, Inc. (“Gaia”) held its 2017 annual meeting of shareholders. At that meeting, the shareholders voted on three proposals, as described in Gaia’s definitive proxy statement for the 2017 annual meeting of shareholders, filed with the Commission on March 24, 2017, which description is incorporated herein by reference.

Proposal 1

All of the directors of Gaia are elected annually. All nominees for director were elected by the following votes, each to serve until the next annual meeting of shareholders to be held in 2018 or until successors are duly elected and qualified:

			Broker
	For	Withheld	Non-Votes
Jirka Rysavy	57,693,099	1,638,553	—
Kristin Frank	57,817,080	1,514,572	—
Chris Jaeb	57,683,431	1,648,221	—
David Maisel	58,047,415	1,284,237	—
Keyur Patel	57,848,150	1,483,502	—
Wendy Schoppert	57,622,079	1,709,573	—
Paul Sutherland	57,681,625	1,650,027	—

Proposal 2

Proposal 2 was a non-binding advisory proposal to approve Gaia’s executive compensation. This proposal was approved.

			Broker
For	Against	Abstain	Non-Votes
58,955,751	364,737	11,164	—

Proposal 3

Proposal 3 was a non-binding advisory proposal to vote on the frequency of the advisory approval of executive compensation. “Three years” was approved.

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes	Uncast
2,026,885	7,837	57,256,593	40,337	—	4,769,561

In light of the outcome of the vote, the Board of Directors has determined to include a non-binding advisory proposal to approve Gaia’s executive compensation in its proxy materials every three years until the next required vote on the frequency of the advisory approval of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

	By:	/s/ Paul Tarell
Paul Tarell
Chief Financial Officer
Date: May 5, 2017